Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-198233) of Westlake Chemical Partners LP (the “Partnership”) of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 10, 2024